                          INVESTMENT ADVISORY CONTRACT


                 AGREEMENT made this 13th day of July by and between ARK Funds (the "Fund"), a Massachusetts business trust and First National Bank of Maryland ("First Maryland)".

                 WHEREAS, the Fund is registered as an open-end, diversified, management series investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

                 WHEREAS, the Fund currently offers seven series of units of beneficial interest ("Shares"), each series representing interests in a separate investment portfolio, and may offer additional series of Shares from time to time (all such series of Shares hereinafter collectively referred to as the "Portfolios"); and

                 WHEREAS, the Fund desires to retain First Maryland to render investment advisory and administrative services to the Fund and to each of the Portfolios, subject to the approval of the shareholders in accordance with the requirements of the Investment Company Act; and

                 WHEREAS, First Maryland is willing to render such services under the terms of this Agreement.

                 NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, it is agreed between the parties hereto as follows:

                 1. Appointment of First Maryland. The Fund hereby appoints First Maryland to act as investment adviser to the Fund and its Portfolios for the period and on such terms as are set forth in this Agreement. First Maryland hereby accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.

                 2. Duties as Investment Adviser. Subject to the supervision of the Fund's Board of Trustees ("Board"), First Maryland will be responsible for providing a continuous investment program for each of the Fund's Portfolios, including the provision of investment research and management with respect
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to all securities and investments and cash equivalents purchased, sold or held in the Portfolios and the selection of brokers and dealers through which securities transactions for the respective Portfolios will be executed. In carrying out its responsibilities under this Agreement, First Maryland will at all times act in accordance with the investment objective, policies and restrictions of each Portfolio as stated in the Fund's registration statement as it may be amended from time to time ("Registration Statement") as well as all applicable rules and regulations of the Securities and Exchange Commission.

                 First Maryland further agrees that it will:

                 (a) promptly advise the Fund's custodian and accounting services agent ("U.S. Trust") of each purchase and sale, as the case may be, made on behalf of each of the Portfolios of any security or other investment specifying in each case; the name and quantity of the investment purchased or sold, the unit and aggregate purchase or sale price, commission paid, the market on which the transaction was effected, the trade date, the settlement date, the identity of the effecting broker or dealer and/or such other information as may be reasonably requested by U.S. Trust, all in such manner as may from time to time be reasonably requested by U.S. Trust;

                 (b) provide, in a timely manner, such information as may be reasonably requested by the Fund or its authorized agent in connection with the computation of the net asset value and the net income of each Portfolio in accordance with the procedures prescribed in the Registration Statement or as more frequently requested by the Board, provided, however, that First Maryland shall not be responsible for any such computation or for the calculation of the net asset value per share of any of the Fund's Portfolios; and

                 (c) render regular reports to the Board concerning First Maryland's performance of its responsibilities under this Agreement and such other periodic and special reports as the Board may request; in particular, First Maryland agrees that it will attend meetings of the Board or validly constituted committees thereof.





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                 3.       Brokerage Transactions.  In placing order with
brokers and dealers, First Maryland shall obtain the most favorable execution of such orders. However, First Maryland may, in its discretion, purchase and sell portfolio securities to and from brokers and dealers who provide First Maryland with research, analysis, advice and similar services, and First Maryland may cause the Fund to pay to those brokers or dealers, in return for research and analysis, a higher commission or spread than may be charged by other brokers or dealers, provided that First Maryland determines in good faith that such commission or spread is reasonable in terms either of the particular transaction or of the overall responsibility of First Maryland to the Fund and any other accounts with respect to which First Maryland exercises investment discretion. In no instance will securities be purchased from or sold to First Maryland or any affiliated person of First Maryland except in accordance with the Investment Company Act.

                 4. Delegation. First Maryland may delegate any of its duties as described in, or derived from, the duties set forth in paragraph 3 of this Agreement, provided that any such delegation may be made only pursuant to written agreements which satisfy the requirements of the Investment Company Act and shall have been approved by the Fund's Board, and by the shareholders of each Portfolio to which sum agreement applies, in accordance with the provisions of the Investment Company Act.

                 5. Services Not Exclusive. The services furnished by First Maryland hereunder are not to be deemed exclusive and First Maryland shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby.

                 6. Books and Records. In compliance with the requirements of Rule 31a-3 under the Investment Company Act, First Maryland hereby agrees that all records which it maintains for the Fund and/or the Portfolios are the property of the Fund and further agrees to surrender promptly to the Fund any of such records upon request by the Fund. First Maryland further agrees to preserve for the periods prescribed by Rule 31a-2 under the Investment Company Act the records required to be maintained by Rule 31a-1 under the Investment Company Act.

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                 7.       Expenses of the Fund.  All expenses shall be
allocated among the Portfolios in accordance with the Fund's Declaration of Trust and the provisions of the Investment Company Act. During the term of this Agreement, the Fund will bear all expenses, not specifically assumed by First Maryland, incurred in the conduct of its operations, including, without limitation, responsibility for the following: (a) the cost (including brokerage commissions) of securities purchased or sold by the fees payable to, and expenses incurred on behalf of the Fund by, fees and expenses relating to the registration and qualification of the Fund's shares and the Fund under Federal and/or state securities laws and maintaining such registrations and qualifications; (e) fees and salaries payable to the Fund's directors and officers; (f) taxes (including any income or franchise taxes) and governmental fees; (g) costs of any liability, uncollectible items of deposit and other insurance or fidelity bonds; (h) any costs, expenses or losses arising out of a liability of or claim for damages or other relief asserted against the Fund for violation of any law; (i) legal, accounting and auditing expenses, including legal fees of special counsel at any time retained for those members of the Board who are not interested persons of the Fund and expenses relating to the use of consulting services by the Fund provided that the use of such services is approved by the Fund's trustees; (j) charges of custodians, transfer agent and other agents; (k) costs of preparing share certificates; (l) expenses of setting in type and printing prospectuses and supplements thereto for existing shareholders, reports, shareholder reports, and proxy materials; (m) costs of mailing prospectuses, statements of additional information, and supplements thereto to existing shareholders as well as shareholder reports and proxy materials; (n) any extraordinary expenses (including fees and disbursements of counsel) incurred by the Fund; (o) fees, voluntary assessments and other expenses incurred in connection with membership in investment company organizations; (p) costs of mailing and tabulating proxies and costs of shareholders and directors meetings; and (q) the cost of investment company literature and other publications provided by the Fund to its trustees and officers.

                 The Fund may pay directly any expense incurred by it in its normal operations and, if any such payment is consented to by First Maryland and acknowledged as otherwise payable by First Maryland pursuant to this Agreement, the Fund may reduce the fee

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payable to First Maryland pursuant to his Agreement by such amount.  To the extent that such deductions exceed the fee payable to First Maryland for any monthly payment period, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding monthly payment dates.

                 8. Expenses of First Maryland. First Maryland will bear all expenses incurred by it in performing its duties as investment adviser under this Agreement. First Maryland may, but is not required to, voluntarily assume any portion or all of the expenses that the Fund is required to pay under paragraph 7 hereof. In addition, if expenses borne by the Fund in any fiscal year exceed the applicable expense limitations imposed by the securities regulations of any state in which shares are registered or qualified for sale to the public, First Maryland will reimburse the Fund for any excess up to the amount of the fee payable to it during that fiscal year pursuant to this Agreement.

                 9. Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Fund will pay to First Maryland a fee in accordance with the compensation schedule appended to this Agreement.

                 10. Limitation of Liability of First Maryland. First Maryland shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund or any of its Portfolios in connection with the matters to which this Agreement relating including, without limitation, losses that may be sustained in connection with the purchase, holding, redemption, or sale of any security on behalf of any Portfolio of the Fund except a loss resulting from the willful misfeasance, bad faith or gross negligence of First Maryland in the performance of its duties or from reckless disregard by its of its obligations and duties under this Agreement.

                 11. Duration and Termination. This Agreement shall become effective upon the date first above written and, unless sooner terminated as provided herein, shall continue in effect until the earlier of the second anniversary of its effectiveness or the date on which the Fund's first annual or special meeting of shareholders is held subsequent to the effectiveness of the Registration Statement. If at such annual or special meeting,

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this Agreement is approved by a majority of the outstanding voting securities of the Fund, this Agreement shall continue automatically for successive periods of twelve months each, so long as such continuance is specifically approved with respect to each Portfolio at least annually by (a) the vote of a majority of those members of the Board who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval; and (b) all of the members of the Board or by vote of the holders of a majority of the outstanding voting securities of the Fund.

                 Notwithstanding the foregoing, this Agreement may be terminated with respect to any Portfolio or the Fund at any time, without the payment of any penalty by the Fund, upon the vote of the Board or the vote of a majority of the outstanding voting securities of the Fund and on 60 days' written notice to First Maryland or by First Maryland at any time, without the payment of any penalty, on 60 days' written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment.
As used in this Agreement, the terms "majority of the outstanding voting securities," "interested person" and "assignment" shall have the same meaning as such terms have in the Investment Company Act.

                 In the event that this Agreement shall not be approved in the manner provided herein or shall have been terminated with respect to any Portfolio, First Maryland and the Fund shall continue to be bound by the terms of this Agreement with respect to any other Portfolio provided that this Agreement shall have been approved in the manner contemplated herein with respect to such Portfolio.

                 12. Amendment of this Agreement. No material provision of this Agreement may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of any material term of this Agreement shall be effective until approved by the Board's vote of the holder of a majority of the Fund's outstanding voting securities.

                 13. Name of the Fund. The Fund may use the name "ARK Fund" or any name derived from or using the word "ARK" only for so long

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as this Agreement or any extension, renewal or amendment hereof remains in effect. At such time as such an agreement shall no longer be in effect, the Fund will (to the extent that it lawfully can) cease to use such a name or any other name similar thereto.

                 14. Miscellaneous. First Maryland acknowledges that the Fund is a Massachusetts business trust, and that the Fund is required by its Declaration of Trust to limit its liability in all agreements to the assets of the Fund. Consequently, First Maryland agrees that any claims by it against the Fund may be satisfied only from the assets of the Fund, and no shareholders, trustees or officers of the Fund may be held personally liable or responsible for any obligations arising out of this agreement.

                          The captions in this Agreement are included for
convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. In any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Massachusetts law.

                 IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

Attest:                                    ARK FUNDS

                                           By:
--------------------------                     --------------------------


Attest:                                    FIRST NATIONAL BANK OF
                                                MARYLAND

                                           By:
--------------------------                     --------------------------





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                                  FEE SCHEDULE


        For the services provided, and the expenses assumed, by First Maryland to the Fund under the terms of the Agreement, the Fund shall pay to First Maryland a monthly fee at the following annual rates:


        Special Equity Portfolio              .60% of average daily net assets

        Maryland Tax-Free Portfolio           .50% of average daily net assets



Attest:                                    ARK FUNDS


                                           By:
--------------------------                     --------------------------


Attest:                                    FIRST NATIONAL BANK OF
                                                MARYLAND

                                           By:
--------------------------                     --------------------------

Dated:

                                  FEE SCHEDULE
                           Dated              ,  1996

         For the services provided, and the expenses assumed, by First National Bank of Maryland ("First Maryland") to the Fund under the terms of the Agreement, the Fund shall pay to First Maryland a monthly fee at the following annual rates:

         Short-Term Treasury Portfolio         .35% of average daily net assets

         Blue Chip Equity Portfolio            .60% of average daily net assets





Attest:                                    ARK FUNDS


                                           By:
----------------------------------            ---------------------------------


Attest:                                    FIRST NATIONAL BANK OF
                                           MARYLAND


                                           By:
----------------------------------            ---------------------------------



Dated:  [                 ], 1996